EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1, dated as of April 25, 2007 (this “Amendment”), by and among JPMORGAN CHASE BANK, N.A. (the “Buyer”), HOMEBANC MORTGAGE CORPORATION (a “Seller”) and HOMEBANC CORP. (a “Seller”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of January 23, 2007, (the “Existing Repurchase Agreement” as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.     Security Interest. Section 8 of the Existing Repurchase Agreement is hereby amended by deleting the first paragraph thereto in its entirety and replacing it with the following language:

“Although the parties intend that all Transactions hereunder be sales and purchases and not loans (provided, however, that the parties intend to treat Transactions as Indebtedness for accounting and tax purposes), in the event any such Transactions are deemed to be loans, each Seller hereby pledges to Buyer as security for the performance by the Sellers of their Obligations and hereby grants, assigns and pledges to Buyer a security interest in the Purchased Mortgage Loans, the Records, all servicing rights related solely to the Purchased Mortgage Loans, the Repurchase Documents (to the extent such Repurchase Documents and the Sellers’ rights thereunder relate to the Purchased Mortgage Loans), any Property relating to any Purchased Mortgage Loan or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Mortgage Loan, the Collection Account, any Interest Rate Protection Agreements relating to any Purchased Mortgage Loans, any rights (but excluding the obligations) to participation interests in any Interest Rate Protection Agreement relating to any Purchased Mortgage Loan, any accounts relating to any Purchased Mortgage Loan, and any other contract rights, accounts (including any interest of the Sellers in escrow accounts), payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Mortgage Loan and any other assets relating to the Purchased Mortgage Loans or any interest in the Purchased Mortgage Loans, all

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collateral under any other secured debt facility between a Seller or their Affiliates on the one hand and the Buyer and the Buyer’s Affiliates on the other, and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Trust Receipt and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created, and wherever located (collectively, the “Repurchase Assets”).”

SECTION 2.     Conditions Precedent. This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

2.1          Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)          this Amendment, executed and delivered by duly authorized officers of the Buyer and the Sellers;

(b)          evidence that all other actions necessary, or in the opinion of the Buyer, desirable to perfect and protect Buyer’s interest in the Transaction and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC3 with respect to each Seller; and

(c)          such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3.     Representations and Warranties. Each Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and each hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

SECTION 4.     Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5.     Fees. Each Seller agrees to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 6.  Confidentiality. The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Sellers agree that, unless otherwise directed by a court of competent jurisdiction, they shall limit the

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distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 7.   GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.     Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 9.    Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.

as Buyer

By:	/s/ JONATHAN P. DAVIS

Name:  Jonathan P. Davis

Title:	Executive Director

HOMEBANC MORTGAGE CORPORATION

as a Seller

By:	/s/ JAMES L. KRAKAU

Name:  James L. Krakau

Title:	Senior Vice President

HOMEBANC CORP.,

as Seller

By:	/s/ JAMES L. KRAKAU

Name:  James L. Krakau

Title:	Senior Vice President

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